UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2009

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to a letter dated February 6, 2009 (the “Amending Letter”), Volt Delta Resources, LLC (“VoltDelta”), a wholly owned subsidiary of Volt Information Sciences, Inc. (the “Company”), has reduced the revolving loan commitment under the Credit Agreement, dated as of December 19, 2006 and as amended on August 1, 2007 by Amendment No. 1, by and among VoltDelta, the Lenders listed therein, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Delta Credit Agreement”) from $100 million to $75 million effective February 13, 2009. This voluntary reduction of the revolving loan commitment will not affect the sublimit of swing line commitments or the sublimit for letters of credit under the Delta Credit Agreement.

The foregoing description of the Amending Letter and the Delta Credit Agreement is a summary only and is qualified in its entirety by reference to the full text of the Amending Letter and the Delta Credit Agreement. A copy of the Amending Letter is filed herewith as Exhibit 4.1. The Delta Credit Agreement and Amendment No. 1 thereto were filed as Exhibit 99.1 to the Company’s Form 8-K filed December 22, 2006 and as Exhibit 4.1(l) to the Company’s Form 8-K filed August 3, 2007, respectively.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits

4.1	Letter, dated as of February 6, 2009, from Volt Delta Resources, LLC to Wells Fargo Bank

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: February 12, 2009	By:	/s/ Ludwig M. Guarino
Ludwig M. Guarino
Senior Vice President and Treasurer

EXHIBIT INDEX

4.1	Letter, dated as of February 6, 2009, from Volt Delta Resources, LLC to Wells Fargo Bank